Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Premier Power Renewable Energy, Inc.
El Dorado Hills, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2009 relating to the consolidated financial statements of Premier Power Renewable Energy, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Macias Gini & O’Connell LLP
Sacramento, California

May 5, 2009